HOGAN & SLOVACEK
                           A Professional Corporation
                          Certified Public Accountants

                                 Harvey Parkway
                            301 N.W. 63rd, Suite 290
                             Oklahoma City, OK 73116
                    Office (405) 848-2020 Fax (405) 848-7359







                          INDEPENDENT AUDITOR'S CONSENT





     We consent to the use of our report dated November 6, 1998, with respect to the financial statements of TechLite, Inc. included in two Registration Statements (Amendment No. 1 to Form SB-2 and Amendment No. 1 to Form S-4) of TechLite, Inc.


                                                     /s/ Hogan & Slovacek
                                                     --------------------
                                                     HOGAN & SLOVACEK




Oklahoma City, Oklahoma
February 8, 1999

                                                                    Exhibit 23.8